UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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 FORM 8-K
______________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 20, 2026
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Perrigo Company plc

(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74
+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
4.900% Notes due 2030	PRGO30	New York Stock Exchange
6.125% Notes due 2032	PRGO32A	New York Stock Exchange
5.375% Notes due 2032	PRGO32B	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    Entry into a Material Definitive Agreement.

As previously disclosed, on April 20, 2022, Perrigo Company plc, a public limited company organized under the laws of Ireland (the “Company”), and Perrigo Investments, LLC, a Delaware limited liability company (“Perrigo Investments”), entered into a Credit Agreement by and among the Company, Perrigo Investments, the other subsidiaries of the Company named therein, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the other lenders party thereto (the “Existing Credit Agreement”).

On March 20, 2026 (the “Effective Date”), the Company entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Perrigo Investments, the other subsidiaries of the Company named therein, JPMorgan Chase Bank, N.A. and J. P. Morgan SE, as administrative agent, JPMorgan Chase Bank, N.A., as collateral agent and the other lenders party thereto. The Amended and Restated Credit Agreement amends and restates the Existing Credit Agreement to, among other things, (i) extend the maturity of the Revolving Facility (defined below), (ii) eliminate the credit spread adjustment applicable to loans under the Revolving Facility and (iii) amend such other provisions of the Existing Credit Agreement for the benefit of the Company. The Amended and Restated Credit Agreement provides for a $1.0 billion revolving credit facility maturing on March 20, 2031 (the “Revolving Facility”) and a $972.4 million term loan B facility maturing on April 20, 2029 (the “Term Loan B Facility” and together with the Revolving Facility, the “Senior Secured Credit Facilities”). The outstanding balance and maturity date of the Term Loan B Facility remains unchanged under the Amended and Restated Credit Agreement. The Company used the proceeds from a drawdown on the Revolving Facility to prepay the Term A Loans (as defined in the Existing Credit Agreement) in their entirety, together with any accrued and unpaid interest and fees thereon and pay any associated transaction costs. The maturity of the Revolving Facility will become 91 days before the Term Loan B Facility’s final maturity or 91 days before the Company’s 4.900% Senior Notes due 2030 (the “Notes”) mature if either remains outstanding on such date, unless (i) such obligations are extended or refinanced to a date that is at least 91 days after the Revolving Facility’s maturity date or (ii) the outstanding principal balance of the Term B Loans or the Notes, as applicable, is less than $200 million or $150 million, respectively.

The Senior Secured Credit Facilities are being incurred by Perrigo Investments and will continue to be guaranteed, along with any hedging or cash management obligations entered into with a lender, by the Company and certain other wholly-owned subsidiaries of the Company. Perrigo Investments and the subsidiaries of the Company that guarantee the Senior Secured Credit Facilities (the “Loan Parties”) have also guaranteed the Company’s existing notes.

The Loan Parties’ obligations under the Amended and Restated Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Loan Parties, except for certain excluded assets, and (ii) so long as certain notes of the Company have been paid off in full and other conditions have been satisfied, all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties (limited, in the case of the voting equity interests of certain foreign subsidiaries and certain domestic subsidiaries that hold no assets other than equity interests of foreign subsidiaries, to 65% of the voting equity interests of such subsidiaries).

The Amended and Restated Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its consolidated subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Amended and Restated Credit Agreement contains financial covenants that require the Company and its restricted subsidiaries not to (i) exceed a maximum secured net leverage ratio or (ii) fall below a cash interest coverage ratio.

The Amended and Restated Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) non-payment of principal, non-payment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, payment cross-default to other material indebtedness, bankruptcy or insolvency events, failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby, material judgment defaults and change of control as specified in the Amended and Restated Credit Agreement. If an event of default occurs, the maturity of amounts owed may be accelerated.

In the ordinary course of their business, the financial institutions party to the Amended and Restated Credit Agreement and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

The foregoing description of the Amended and Restated Credit Agreement and Senior Secured Credit Facilities does not propose to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01.    Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description

10.1*
Amended and Restated Credit Agreement, dated March 20, 2026, among Perrigo Company plc, as parent, Perrigo Investments, LLC, as initial borrower, the other subsidiaries of the Parent named therein, as Designated Borrowers, each of the lenders, issuing banks and swing line lenders identified therein, JPMorgan Chase Bank, N.A. and J.P. MORGAN SE, as administrative agent, and JPMorgan Chase Bank, N.A., as collateral agent.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*	The Company has omitted certain schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Eduardo Bezerra
Dated:	March 23, 2026		Eduardo Bezerra
Chief Financial Officer